UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/05/2007

Silicon Graphics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-10441

Delaware	94-2789662
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1140 East Arques Avenue
Sunnyvale, CA 94085-4602
(Address of principal executive offices, including zip code)

(650) 960-1980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 5, 2007, Silicon Graphics, Inc. (the "Company") and certain of the Company's subsidiaries (with the Company, the "Borrowers") entered into the First Amendment to the Senior Secured Credit Agreement (the "Amendment") with Morgan Stanley Senior Funding, Inc. and General Electric Capital Corporation, as lending agents (the "Lenders"). The Senior Secured Credit Agreement (the "Agreement"), dated October 17, 2006, provided the Borrowers with an $85 million term loan from Morgan Stanley Senior Funding, Inc. and a $30 million line of credit from General Electric Capital Corporation.

The purpose of the Amendment was to reduce the Company's minimum liquidity obligations under the Agreement in order to permit the Company to fulfill anticipated funding obligations under certain new customer contracts and to make minor technical corrections to the original loan agreement.

The Amendment reduces the Company's required Minimum Liquidity (as defined in the Agreement) from $15 million to $10 million during the period from June 1, 2007 through the earlier of either (i) the receipt by the Borrowers of at least $8 million under certain existing contracts, or (ii) July 13, 2007 (the "Liquidity Increase Date"). After the Liquidity Increase Date, minimum liquidity of $15 million is required through October 17, 2007, and $10 million is required thereafter.

The Amendment also clarifies the prepayment premium required if the loan commitment is reduced. Previously, the Borrowers were required to pay an amount equal to the aggregate principal amount to be repaid multiplied by a prepayment date percentage. As amended, the prepayment premium will be equal to the reduction of the total revolving commitment multiplied by a prepayment date percentage.

The Amendment also discontinues a requirement that the Borrowers provide monthly consolidated statements of cash flow.

Item 9.01.    Financial Statements and Exhibits

(d). Exhibits. The following document is filed as an exhibit to this report:

4.12 First Amendment to the Senior Secured Credit Agreement dated as of June 5, 2007 between Silicon Graphics, Inc., Morgan Stanley Senior Funding, Inc. and General Electric Capital Corporation

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Date: June 11, 2007	By:	/s/ Barry Weinert
Barry Weinert
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.	First Amendment to the Senior Secured Credit Agreement dated as of June 5, 2007 between Silicon Graphics, Inc., Morgan Stanley Senior Funding, Inc. and General Electric Capital Corporation